Exhibit 99.1

Appian Announces First Quarter 2020 Financial Results
Subscriptions revenue increased 46% year-over-year to $50.4 million
Total revenue increased 31% year-over-year to $78.9 million
McLean, VA – May 7, 2020 – Appian (Nasdaq: APPN) today announced financial results for the first quarter ended March 31, 2020.
"Appian is a platform for change. We've helped businesses around the world adapt to COVID-19. When the crisis is over, we expect strengthened demand for digital transformation, low-code, and automation," said Matt Calkins, CEO & Founder.
First Quarter 2020 Financial Highlights:
•Revenue: Cloud subscription revenue was $28.4 million for the first quarter of 2020, up 33% compared to the first quarter of 2019. Total subscriptions revenue, which includes sales of our SaaS subscriptions, on-premises term license subscriptions and maintenance and support, increased 46% year-over-year to $50.4 million for the first quarter of 2020. Professional services revenue was $28.4 million for the first quarter of 2020, compared to $25.7 million for the first quarter of 2019. Total revenue was $78.9 million for the first quarter of 2020, up 31% compared to the first quarter of 2019. Cloud subscription revenue retention rate was 115% as of March 31, 2020.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(8.6) million for the first quarter of 2020, compared to $(15.3) million for the first quarter of 2019. Non-GAAP operating loss was $(5.1) million for the first quarter of 2020, compared to $(8.1) million for the first quarter of 2019.

•Net loss and non-GAAP net loss: GAAP net loss was $(11.7) million for the first quarter of 2020, compared to $(15.2) million for the first quarter of 2019. GAAP net loss per share was $(0.17) for the first quarter of 2020, based on 67.5 million weighted-average shares outstanding, compared to $(0.24) for the first quarter of 2019, based on 64.3 million weighted-average shares outstanding. Non-GAAP net loss was $(8.2) million for the first quarter of 2020, compared to $(8.0) million for the first quarter of 2019. Non-GAAP net loss per share was $(0.12) for the first quarter of 2020, based on 67.5 million basic and diluted shares outstanding, consistent with $(0.12) for the first quarter of 2019, based on 64.3 million basic and diluted shares outstanding.

•Adjusted EBITDA: Adjusted EBITDA loss was $(3.6) million for the first quarter of 2020, compared to $(7.3) million for the first quarter of 2019.

•Balance sheet and cash flows: As of March 31, 2020, Appian had cash and cash equivalents of $149.2 million. Net cash used in operating activities was $(3.9) million for the three months ended March 31, 2020 compared to $(4.1) million of net cash used in operating activities for the same period in 2019.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter 2020 Business Highlights:
•Deloitte and Appian formed a strategic alliance to modernize mission systems for government and commercial clients.
•Appian offered a free application for enterprises and government agencies to manage their COVID-19 response.
•Google and Appian expanded their partnership, enhancing the Appian AI offering to include out-of-the-box AI capabilities pre-configured for Intelligent Document Processing.
•Celonis, the market leader in AI-enhanced Process Mining and Process Excellence software, and Appian announced a technology partnership.
•Appian acquired a Robotic Process Automation (RPA) company making the platform a one-stop shop for automation.
•Appian announced Appian RPA, providing full-stack automation combining AI, RPA, workflow, decision rules and case management at the speed of low-code.
•Appian released the latest version of its low-code automation platform.
•Appian also announced the appointment of Eric Cross as Chief Revenue Officer and Pavel Zamudio as Senior Vice President, Customer Success.
Financial Outlook:
As of May 7, 2020, guidance for 2020 is as follows:
•Second Quarter 2020 Guidance:
◦Cloud subscription revenue is expected to be in the range of $28.4 million and $28.7 million, representing year-over-year growth of between 25% and 26%.
◦Total revenue is expected to be in the range of $60.0 million and $61.0 million, representing year-over-year decrease of between 8% and 7%.1
◦Adjusted EBITDA loss is expected to be in the range of $(16.0) million and $(14.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.26) and $(0.23). This assumes 67.7 million weighted average common shares outstanding.
•Full Year 2020 Guidance:
◦Given the uncertainty regarding the duration of COVID-19 and its impact on the global economy, there is a broad range of possible results for this year. Therefore, Appian is withdrawing the full year 2020 guidance it provided on February 20, 2020 for cloud subscription revenue, total revenue, adjusted EBITDA, and non-GAAP net loss per share.
1In the first quarter of 2020, Appian recognized approximately $4 million of on-premises term license subscriptions revenue associated with deals that closed during the first quarter of 2020 that Appian had expected to close in the second quarter of 2020 when Appian provided its first quarter 2020 guidance in February 2020.
Conference Call Details:
Appian will host a conference call today, May 7, 2020, at 5:00 p.m. ET to discuss Appian's financial results for the first quarter ended March 31, 2020 and business outlook.
The live webcast of the conference call can be accessed on the Investor Relations page of Appian’s website at http://investors.appian.com. To access the call, please dial (866) 575-6539 in the U.S. or (323) 994-2093 internationally.  Following the call, an archived webcast will be available at the same location on the Investor Relations page.  A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 5243081.
About Appian
Appian (NASDAQ: APPN) provides a low-code automation platform that accelerates the creation of high-impact business applications. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted average shares outstanding and adjusted EBITDA. These non-GAAP financial measures exclude the effect of stock-based compensation expense and gain or loss on disposal of an asset. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the second quarter, the impact of COVID-19 on our business and on the global economy, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 20, 2020 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Scott Walker
Director, Investor Relations
703-496-4573
scott.walker@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of	As of
	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$149,163	$159,755
Accounts receivable, net of allowance of $800 and $600 as of March 31, 2020 and December 31, 2019, respectively	65,153	70,408
Deferred commissions, current	14,686	14,543
Prepaid expenses and other current assets	26,469	32,955
Total current assets	255,471	277,661
Property and equipment, net	38,325	39,554
Goodwill	4,348	—
Intangible assets, net of accumulated amortization of $96 as of March 31, 2020	1,847	—
Operating right-of-use assets	23,340	24,205
Deferred commissions, net of current portion	28,311	28,979
Deferred tax assets	456	494
Other assets	7,364	592
Total assets	359,462	371,485
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,580	$5,222
Accrued expenses	7,536	7,488
Accrued compensation and related benefits	10,074	10,691
Deferred revenue, current	81,279	82,201
Operating lease liabilities, current	3,755	3,836
Finance lease liabilities, current	1,466	1,447
Other current liabilities	1,160	1,395
Total current liabilities	108,850	112,280
Operating lease liabilities, net of current portion	44,778	44,416
Finance lease liabilities, net of current portion	1,998	2,375
Deferred revenue, net of current portion	5,684	7,139
Deferred tax liabilities	421	38
Total liabilities	161,731	166,248
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 34,731,245 shares issued and outstanding as of March 31, 2020; 500,000,000 shares authorized and 34,525,386 shares issued and outstanding as of December 31, 2019	3	3
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 32,913,836 shares issued and outstanding as of March 31, 2020; 100,000,000 shares authorized and 32,942,636 shares issued and outstanding as of December 31, 2019	3	3
Additional paid-in capital	345,075	340,929
Accumulated other comprehensive loss	(268)	(285)
Accumulated deficit	(147,082)	(135,413)
Total stockholders’ equity	197,731	205,237
Total liabilities and stockholders’ equity	$359,462	$371,485

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Revenue:
Subscriptions	$50,436	$34,557
Professional services	28,428	25,747
Total revenue	78,864	60,304
Cost of revenue:
Subscriptions	5,383	3,585
Professional services	18,736	20,481
Total cost of revenue	24,119	24,066
Gross profit	54,745	36,238
Operating expenses:
Sales and marketing	34,172	28,591
Research and development	16,038	13,956
General and administrative	13,141	9,016
Total operating expenses	63,351	51,563
Operating loss	(8,606)	(15,325)
Other expense (income):
Other expense (income), net	3,114	(302)
Interest expense	143	71
Total other expense (income)	3,257	(231)
Loss before income taxes	(11,863)	(15,094)
Income tax (benefit) expense	(194)	122
Net loss	$(11,669)	$(15,216)
Net loss per share:
Basic and diluted	$(0.17)	$(0.24)
Weighted average common shares outstanding:
Basic and diluted	67,528,331	64,306,667

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended March 31,
	2020	2019
	(unaudited)
Cost of revenue
Subscriptions	$213	$154
Professional services	212	1,974
Operating expenses
Sales and marketing	753	2,381
Research and development	553	2,115
General and administrative	1,745	601
Total stock-based compensation expense	$3,476	$7,225

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(11,669)	$(15,216)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,511	798
Bad debt expense	200	—
Loss on disposal of property and equipment	7	—
Deferred income taxes	—	(3)
Stock-based compensation	3,476	7,225
Changes in assets and liabilities:
Accounts receivable	5,751	(844)
Prepaid expenses and other assets	37	1,252
Deferred commissions	525	(2,895)
Accounts payable and accrued expenses	(1,800)	1,577
Accrued compensation and related benefits	(399)	(1,485)
Other current liabilities	(154)	(138)
Deferred revenue	(2,503)	1,908
Operating lease liabilities	1,159	—
Deferred rent, non-current	—	3,698
Net cash used in operating activities	(3,859)	(4,123)
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(6,138)	—
Purchases of property and equipment	(202)	(16,595)
Net cash used in investing activities	(6,340)	(16,595)
Cash flows from financing activities:
Principal payments on finance leases	(357)	—
Proceeds from exercise of common stock options	670	1,073
Net cash provided by financing activities	313	1,073
Effect of foreign exchange rate changes on cash and cash equivalents	(706)	68
Net decrease in cash and cash equivalents	(10,592)	(19,577)
Cash and cash equivalents, beginning of period	159,755	94,930
Cash and cash equivalents, end of period	$149,163	$75,353
Supplemental disclosure of cash flow information:
Cash paid for interest	$49	$69
Cash paid for income taxes	$43	$43

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(8,606)	$(15,325)
Add back:
Stock-based compensation expense	3,476	7,225
Non-GAAP operating loss	$(5,130)	$(8,100)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(11,669)	$(15,216)
Add back:
Stock-based compensation expense	3,476	7,225
Loss on disposal of property and equipment	7	—
Non-GAAP net loss	$(8,186)	$(7,991)

Non-GAAP earnings per share:
Non-GAAP net loss	$(8,186)	$(7,991)
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	67,528,331	64,306,667
Non-GAAP net loss per share, basic and diluted	$(0.12)	$(0.12)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.17)	$(0.24)
Add back:
Non-GAAP adjustments to net loss per share	0.05	0.12
Non-GAAP net loss per share, basic and diluted	$(0.12)	$(0.12)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(11,669)	$(15,216)
Other expense (income), net	3,114	(302)
Interest expense	143	71
Income tax (benefit) expense	(194)	122
Depreciation and amortization expense	1,511	798
Stock-based compensation expense	3,476	7,225
Adjusted EBITDA	$(3,619)	$(7,302)